Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our report dated March 27, 2007, accompanying the consolidated financial statements and schedule included in the annual report of Health Fitness Corporation and subsidiaries (which report expressed an unqualified opinion and contains an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Statement No. 123 (R), Share-Based Payments, effective January 1, 2006) on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of Health Fitness Corporation on Form S-8 relating to the 2005 Stock Option Plan (File No. 333-136835), the 1995 Employee Stock Purchase Plan (File No. 333-136837; File No. 333-101049; File No. 333-67632; File No. 333-32424; and File No. 333-00876) and the 1995 Employee Stock Option Plan (File No. 333-116489), the 1992 Nonqualified Employee Stock Option Plan, 1992 Incentive Employee Stock Option Plan and 1995 Employee Stock Option Plan (File No. 333-00874), and on Form S-1 (File No. 333-131045).
/s/ Grant Thornton LLP
Minneapolis, Minnesota
March 27, 2007